Exhibit 5.1

Miguel Vega

T: (617) 937-2319

mvega@cooley.com

November 8, 2018

NetScout Systems, Inc.

310 Littleton Road

Westford, MA 01886

Ladies and Gentlemen:

We have acted as counsel to NetScout Systems, Inc., a Delaware corporation (the “Company”), and you have requested our opinion in connection with the filing of a registration statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission, covering the offering of an additional 3,000,000 shares of the Company’s Common Stock, $0.001 par value per share (the “Shares”) pursuant to the Company’s Amended and Restated 2011 Employee Stock Purchase Plan (the “2011 ESPP”).

In connection with this opinion, we have examined and relied upon the Registration Statement and the related prospectuses, the Company’s Third Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated By-laws, each as currently in effect, the 2011 ESPP and originals or copies certified to our satisfaction of such other records, documents, certificates, memoranda and other instruments as we deem necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, and the accuracy, completeness and authenticity of certificates of public officials. As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not sought independently to verify such matters.

Our opinion is expressed only with respect to the General Corporation Law of the State of Delaware. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

On the basis of the foregoing, and in reliance thereon, we are of the opinion Shares, when sold and issued in accordance with the 2011 ESPP, the Registration Statement and related prospectus, will be validly issued, fully paid, and nonassessable (except as to shares issued pursuant to certain deferred payment arrangements, which will be fully paid and nonassessable when such deferred payments are made in full).

500 BOYLSTON STREET, BOSTON, MA 02116-3736 T: (617) 937-2300 F: (617) 937-2400 WWW.COOLEY.COM

NetScout Systems, Inc.

November 8, 2018

Page Two

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

Cooley LLP

By:	/s/ Miguel Vega
Miguel Vega

500 BOYLSTON STREET, BOSTON, MA 02116-3736 T: (617) 937-2300 F: (617) 937-2400 WWW.COOLEY.COM